Exhibit 10.25

EXECUTION VERSION

THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AGREEMENT

THIS THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AGREEMENT (this “Amendment”), dated as of March 12, 2019, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), CMTG GS FINANCE LLC, a Delaware limited liability company, as seller (“Seller”), and CLAROS MORTGAGE TRUST INC., a Maryland corporation (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement, dated as of May 31, 2017, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 29, 2018, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 31, 2018 (as the same has been or may be amended, modified and/or restated from time to time, the “Master Repurchase Agreement”); and

WHEREAS, as a condition to Buyer entering into the Master Repurchase Agreement, Guarantor executed that certain Guarantee Agreement dated as of May 31, 2017 (as the same has been or may be amended, modified and/or restated from time to time, the “Guarantee Agreement”);

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement and Guarantee Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) Article 2 of the Master Repurchase Agreement is hereby amended by amending and restating, in their entirety, the following defined terms:

“Maximum Facility Amount” shall mean Seven Hundred Fifty Million Dollars ($750,000,000.00).

(b) The following definitions are hereby added, in alphabetical order, to Article 2 of the Master Repurchase Agreement:

“First Upsize Fee” shall have the meaning specified in the Fee Letter.

(c) Article 13(a)(xii) of the Repurchase Agreement is deleted in its entirety and replaced with the following:

“(xii) Seller or Guarantor shall be in default under any repurchase facility, loan facility or hedging transaction entered into by Seller or Guarantor, as applicable, to Buyer or any of its present or future Affiliates, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such repurchase facility, loan facility or hedging transaction;”

2. Amendments to Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:

(a) Section 9(a)(i) of the Guarantee Agreement is deleted in its entirety and replaced with the following:

“(i) permit at any time its Cash Liquidity to be less than the greater of (A) five percent (5%) of Guarantor’s Recourse Indebtedness and (B) Twenty Million and No/100 Dollars ($20,000,000.00); provided that such amount shall consist of not less than $15,000,000 of unrestricted cash;”

(b) Section 9(a)(iv) of the Guarantee Agreement is deleted in its entirety and replaced with the following:

“(iv) permit at any time the ratio of its Total Indebtedness to the sum of its Tangible Net Worth plus Qualified Capital Commitments as of the end of each fiscal quarter to be greater than 3.5 to 1.0.”

(c) The following defined terms are hereby deleted in their entirety from Exhibit A of the Guarantee Agreement and replaced with the following:

“Cash Liquidity” shall mean, for any Person on any date, the amount of unrestricted cash and Cash Equivalents and Qualified Capital Commitments held by such Person and its consolidated subsidiaries.

“Total Indebtedness” shall mean, with respect to any Person, as of any date of determination, the aggregate Indebtedness of such Person; provided that, notwithstanding the foregoing, for purposes of the calculation of the Off-Balance Sheet Obligations referred to in clause (c) of such definition related to an asset on the balance sheet of such Person, the Off-Balance Sheet Obligations shall include the proportionate share of Indebtedness which is senior to the asset on the balance sheet of such Person as of such date.

(d) The following definitions are hereby added, in alphabetical order, to Exhibit A of the Guarantee Agreement:

“Qualified Capital Commitments” shall mean, as of any date of determination, the amount of any unpledged, unencumbered (which shall, for the avoidance of doubt, include any encumbrance under any subscription finance facility), unfunded, irrevocable capital commitments of any Investor that is obligated under the Guarantor’s constituent documents to contribute capital in respect of the Guarantor’s Obligations that are available to be called as of right by the Guarantor (or have been validly called on but have not yet been funded) without condition (other than customary notice requirements).

“Recourse Indebtedness” shall mean, for any period, with respect to any Person and its consolidated Subsidiaries, without duplication, the Total Indebtedness of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, for which such

Person or any of its consolidated Subsidiaries are directly responsible or liable as obligor or guarantor, as of such date, but excluding the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, but, in any case, only to the extent that no full recourse condition under the applicable guaranty or agreement has been triggered and no claim has been made or threatened to be made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of such Person (or any of its consolidated Subsidiaries) in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made.

3. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller, Buyer and Guarantor.

(b) Fee Letter Amendment. That certain First Amendment to Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), duly executed and delivered by Seller and Buyer.

(c) Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller and Guarantor certifying: (i) that no amendments have been made to the organizational documents of Seller and Guarantor since May 31, 2017, unless otherwise stated therein; and (ii) the authority of Seller and Guarantor to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(d) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller and Guarantor.

(e) Legal Opinion. Opinions of outside counsel to Seller and Guarantor reasonably acceptable to Buyer as to such matters as Buyer may reasonably request, provided, that the execution of this Amendment by Buyer shall evidence satisfaction of this condition.

(f) Fees. Payment by Seller to Buyer of (i) the First Upsize Fee in accordance with the Fee Letter Amendment and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

4. Seller and Guarantor Representations. Seller and Guarantor each hereby represents and warrants that:

(a) no Potential Event of Default, Event of Default or Margin Deficit exists, and no Potential Event of Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller or Guarantor of this Amendment; and

(b) the representations and warranties made by Seller, Pledgor and Guarantor in any of the Transaction Documents are true, correct, complete and accurate in all respects as of the date hereof (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in a Requested Exceptions Report prior to such date and approved by Buyer).

5. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

6. Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and Guarantee Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

7. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement and Guarantee Agreement, each as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

8. Further Agreements. Each of Seller and Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9. Governing Law. The provisions of Article 20 of the Master Repurchase Agreement are incorporated herein by reference.

10. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11. References to Transaction Documents. All references to the “Repurchase Agreement” or the “Master Repurchase Agreement” in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, unless the context expressly requires otherwise. All references to the “Guarantee Agreement” in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guarantee Agreement as amended hereby, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, unless the context expressly requires otherwise.

12. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement, Guarantee Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement, Guarantee Agreement or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Person

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Third Amendment to Master Repurchase and Securities Contract Agreement and First

Amendment to Guarantee Agreement

SELLER:

CMTG GS FINANCE LLC, a Delaware limited liability company

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

GUARANTOR:

CLAROS MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

Signature Page to Third Amendment to Master Repurchase and Securities Contract Agreement and First

Amendment to Guarantee Agreement